                                                                    EXHIBIT 3.44

                                  BY-LAW NO. 1

              A by-law relating generally to the transaction of the
                             business and affairs of

                         CINCINNATI MILACRON CANADA INC.

                     (hereinafter called the "Corporation")

                                    CONTENTS

Section                                                                Page
-------                                                                ----
 One          Interpretation                                             1

 Two          Directors                                                  2

 Three        Officers                                                   6

 Four         Protection of Directors, Officers and Others               8

 Five         Shares                                                     9

 Six          Meetings of Shareholders                                  11

 Seven        Dividends and Rights                                      15

 Eight        Notices                                                   15

 Nine         Execution of Documents                                    17

 Ten          Fiscal Year, Registered Office                            18

 Eleven       Unanimous Shareholder Agreement                           18

 Twelve       Effective Date                                            19

            BE IT ENACTED as a by-law of the Corporation as follows:

                                   SECTION ONE

                                 INTERPRETATION

1.01  DEFINITIONS: In this by-law, unless the context otherwise requires:

      (i) words importing the singular include the plural and vice versa, words importing gender include the masculine, feminine and neuter genders; and words importing persons shall include bodies

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                                      - 2 -

            corporate and politic, partnerships, sole proprietorships, unincorporated associations, trusts, syndicates and any number or aggregate of persons and the heirs, executors, administrators, successors and assigns of such persons;

      (ii) "Act" means the Business Corporations Act, R.S.O. 1990, c. B.16, including amendments made thereto from time to time, and includes the regulations made pursuant thereto, including amendments made thereto from time to time, and every statute or regulation that may be substituted therefor;

      (iii) "articles" means the articles of incorporation of the Corporation under the Act as amended or restated from time to time;

      (iv)  "board" means the board of directors of the Corporation;

      (v) "by-law" means any by-law of the Corporation as from time to time in force and effect;

      (vi) "unanimous shareholder agreement" means a written agreement among all the shareholders of the Corporation or a written declaration of the beneficial holder of all of the issued shares of the Corporation that restricts in whole or in part the power of the directors to manage or supervise the management of the business and affairs of the Corporation;

      (vii) All terms contained in the by-laws which are defined in the Act shall have the meanings given to such terms in the Act save as specifically provided herein to the contrary.

                                    SECTION 2

                                    DIRECTORS

2.01 POWERS: Subject to any unanimous shareholder agreement, the management of the business and affairs of the Corporation shall be managed or supervised by the board. The board may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and are not by the Act, the by-laws, a unanimous shareholder agreement, any special resolution of the Corporation or by statute expressly directed or required to be done in some other manner.

2.02 NUMBER: The number of directors is as stipulated in the articles or, if the articles provide for a minimum and a maximum number of directors, as set by special resolution or resolution of the directors passed pursuant to subsection 125(3) of the Act.

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                                      - 3 -

2.03 QUORUM: Subject to subsection 126(4) of the Act and to the articles, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the number of directors as stipulated in the articles, or if the articles provide for a minimum and a maximum number of directors, a majority of the number of directors as set by special resolution or resolution of the directors passed pursuant to subsection 125(3) of the Act, or, if the number of directors has not been determined, then a majority of the minimum number of directors required by the articles, but in no case shall a quorum be less than two-fifths of the number of directors or minimum number of directors, as the case may be.

2.04 QUALIFICATIONS: No person shall be qualified for election as a director or to be a director if he is less than eighteen years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual; or if he has the status of a bankrupt. Unless the articles otherwise provide, a director need not be a shareholder. A majority of the directors shall be resident Canadians provided that if the number of directors is two, at least one shall be a resident Canadian.

2.05 ELECTION AND TERM: Subject to subsection 120(a) of the Act, the election of directors shall take place at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required. The directors shall hold office for a term expiring not later than the close of the third annual meeting of shareholders following the election. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his election. Incumbent directors, if qualified, shall be eligible for re-election. If an election of directors is not held at the proper time the directors shall continue in office until their successors are elected.

2.06 REMOVAL OF DIRECTORS: Subject to the provisions of the Act, the shareholders may, by ordinary resolution passed at an annual or special meeting, remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the directors.

2.07 RESIGNATION: A director who is not named in the articles may resign from office upon giving a written resignation to the Corporation and such resignation becomes effective when received by the Corporation or at the time specified in the resignation, whichever is later. A director named in the articles shall not be permitted to resign his office unless, at the time the resignation is to become effective, a successor is elected or appointed.

2.08 VACATION OF OFFICE: A director ceases to hold office when he dies; he is removed from office by the shareholders; he ceases to be qualified; or his written resignation is received by the Corporation, or if a time is specified in such resignation, at the time so specified, whichever is later.

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                                      - 4 -

2.09 VACANCIES: Subject to subsections 124(1),(2),(4) and (5) of the Act and to the articles, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number of directors or in the maximum number of directors or from a failure of the shareholders to elect the number of directors required to be elected. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the requisite number of directors, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no such directors then in office, any shareholder may call the meeting.

2.10 CANADIAN MAJORITY: The board shall not transact business at a meeting, other than filling a vacancy in the board, unless a majority of the directors, or, where the Corporation has only one or two directors, that director or one of the two directors, as the case may be, are resident Canadians, except where:

      (a) a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

      (b) a majority of resident Canadians would have been present had that director been present at the meeting.

2.11 MEETINGS BY TELEPHONE: If all the directors consent, a director or all of the directors may participate in a meeting of the board or of a committee of the board by means of such telephone, electronic or other communications facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and any director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office. For the purpose hereof, participation in a meeting by such means shall be deemed to be such consent. If a majority of the directors participating in such a meeting are then in Canada the meeting shall be deemed to have been held in Canada.

2.12 PLACE OF MEETINGS: Meetings of the board and of any committees of the board may be held at any place within or outside Ontario. In any financial year of the Corporation a majority of the meetings of the board need not be held within Canada.

2.13 CALLING OF MEETINGS: Meetings of the board shall be held from time to time at such place as the Chairman of the Board, the President or a majority of the directors may determine. A meeting of the board may be convened by the Chairman of the Board, the President or any one director at any time and the Secretary shall, upon direction from any of the foregoing, convene a meeting of the board.

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2.14  NOTICE OF MEETING: Notice of the time and place of each meeting of the board shall be given in the manner provided in section 8.01 to each director not less than forty-eight hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified. A director may in any manner and at any time waive notice of or otherwise consent to a meeting of the board and attendance of a director at a meeting of directors is a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

2.15 ADJOURNMENT: Any meeting of the board of directors or of a committee of the board of directors (if any) may be adjourned from time to time by the chairman of the meeting, with the consent of the meeting, to a fixed time and place and no notice of the time and place for the holding of the adjourned meeting need be given to any director if such time and place is announced at the original meeting. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present thereat, provided that the directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

2.16 CHAIRMAN: The Chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: Chairman of the Board, President, or a Vice-President who is a director. If no such officer is present, the directors present shall choose one of their number to be chairman.

2.17 VOTES TO GOVERN: A majority of directors shall constitute a quorum for the transaction of business. At all meetings of the board of directors every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

2.18 CONFLICT OF INTEREST: A director or officer who is a party to, or who is a director or officer of or has a material interest in any person who is a party to, a material contract or proposed material contract or transaction with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the board or shareholders, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same except as provided by the Act.

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2.19  REMUNERATION AND EXPENSES: Subject to the articles or any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

2.20 RESOLUTION IN LIEU OF MEETING: A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors. A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors.

2.21 DESIGNATION: Directors may appoint from their number a Managing Director who is a resident Canadian or a committee of directors and delegate to such Managing Director or committee any of the powers of the directors except those which, under the Act, a Managing Director or committee of directors has no authority to exercise. If the directors appoint a committee of directors, a majority of the members of the committee must be resident Canadians. Unless otherwise determined by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure. Meetings of any committee may take place within or outside Ontario.

2.22 SUBMISSION FOR APPROVAL: The directors in their discretion may submit any contract, act or transaction for approval, ratification or confirmation at any meeting of the shareholders called for the purpose of considering the same and any contract, act or transaction that shall be approved, ratified or confirmed by resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirement is imposed by the Act or by the Corporation's articles or by-laws) shall be as valid and as binding upon the Corporation and upon all the shareholders as though it had been approved, ratified and/or confirmed by every shareholder of the Corporation.

2.23 VALIDITY OF ACTS: An act done by a director or by an officer is not invalid by reason only of any defect that is thereafter discovered in his appointment, election or qualification.

                                  SECTION THREE

                                    OFFICERS

3.01 APPOINTMENT: Subject to the articles and to any unanimous shareholder agreement, the board may from time to time appoint a Chairman of the Board, a President, one or more Vice-Presidents (to which title may be added words indicating

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seniority or function), a Secretary, a Treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. None of the officers, except the Chairman of the Board, if any, need be a director of the Corporation. Two or more offices of the Corporation may be held by the same person.

3.02 CHAIRMAN OF THE BOARD OF DIRECTORS: The Chairman of the Board of directors (if any) shall, when present, preside at all meetings of the directors and shareholders and of any committee of directors; he shall sign such contracts, documents or instruments in writing as may require his signature in accordance with the by-laws and shall have such other powers and duties as may from time to time be assigned to him by the board of directors or as are incident to his office.

3.03 PRESIDENT: If appointed, the President shall be the chief executive officer of the Corporation and, subject to the authority of the board, shall exercise general supervision of the business and affairs of the Corporation; and he shall have such other powers and duties as the board may specify. In the absence of the Chairman of the Board, if any, the President shall, when present, chair all meetings of the directors and the shareholders and of any committee of directors.

3.04 VICE-PRESIDENT: If appointed, a Vice-President shall have such powers and duties as the board or the chief executive officer may specify. In the absence or disability or refusal to act of the President, a Vice-President may be vested with all the powers and may perform all the duties of the President.

3.05 SECRETARY: The Secretary shall attend and be the Secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board may specify.

3.06 TREASURER: The Treasurer shall keep or cause to be kept proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions as Treasurer and of the financial position of the Corporation; and he shall have such other powers and duties as the board may specify or as are incident to his office.

3.07 POWERS AND DUTIES OF OTHER OFFICERS: The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the

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chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

3.08 VARIATION OF POWERS AND DUTIES: The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

3.09 TERM OF OFFICE: The board, in its discretion, may remove any officer of the Corporation. An officer may resign from office upon giving a written resignation to the Corporation and such resignation becomes effective when received by the Corporation or at such time specified in the resignation, whichever is later. Otherwise, each officer appointed by the board shall hold office until his successor is appointed. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined in respect of his office or employment.

                                  SECTION FOUR

                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

4.01 LIMITATION OF LIABILITY: No director or officer for the time being of the Corporation, shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned through his failure to exercise the powers and to discharge the duties of his office honestly, in good faith and in the best interests of the Corporation, and in connection therewith, to exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

4.02 INDEMNITY: Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer of the Corporation, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor and his heirs or legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any

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                                      - 9 -

civil, criminal or administrative action or proceeding that is proposed or commenced against him or to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if:

      (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

      (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation is hereby authorized to execute agreements evidencing its indemnities in favour of the foregoing persons to the full extent permitted by law.

4.03 INSURANCE: Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such, as the board may from time to time determine.

                                  SECTION FIVE

                                     SHARES

5.01 ALLOTMENT: The board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as prescribed by the Act.

5.02 COMMISSIONS: The board may from time to time authorize the Corporation to pay a commission to any person in consideration of his purchasing or agreeing to purchase shares of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

5.03 REGISTRATION OF TRANSFER: Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board and upon compliance with such restrictions on transfer as are authorized by the articles.

5.04 SHARE CERTIFICATES: Every holder of one or more shares of the Corporation shall be entitled, upon request, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and class

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                                     - 10 -

or series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareholder's right to a share certificate, respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with section 9.01; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. A share certificate shall be signed manually by at least one director or officer of the Corporation or by or on behalf of the transfer agent and/or registrar. Any additional signatures required may be printed or otherwise mechanically reproduced. A share certificate executed as aforesaid shall be valid notwithstanding that one of the directors or officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

5.05 DEFACED, DESTROYED, STOLEN OR LOST CERTIFICATES: In case of the defacement, destruction, theft or loss of a share certificate, the fact of such defacement, destruction, theft or loss shall be reported by the owner to the Corporation or to a transfer agent or a branch transfer agent of the Corporation (if any) on behalf of the Corporation within a reasonable time after the owner knows of the same, with a statement verified by oath or statutory declaration as to the defacement, destruction, theft or loss and the circumstances concerning the same and with a request for the issuance of a new certificate to replace the one so defaced, destroyed, stolen or lost. Subject to the Act, the board of directors, or any officer designated by the board of directors may, in its or his discretion, direct the issue of a new share certificate in lieu of, and upon cancellation of a share certificate that has become mutilated or defaced, and shall direct the issue of a new share certificate in substitution of a share certificate that has been lost, apparently destroyed or wrongfully taken on such terms, if any, as to indemnity and as to evidence of loss and of title as the board of directors may from time to time prescribe, whether generally or in any particular case.

5.06 JOINT SHAREHOLDERS: If two (2) or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

5.07 DECEASED SHAREHOLDERS: In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by the Act and otherwise by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

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                                   SECTION SIX

                            MEETINGS OF SHAREHOLDERS

6.01 ANNUAL MEETINGS: The annual meeting of shareholders shall be held at such time in each year and, subject to section 6.03 hereof, at such place as may from time to time be determined by the board, or if the board does not so determine, the Chairman of the Board, if any, or, if he does not so determine, the President, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

6.02 SPECIAL MEETINGS: The board, the Chairman of the Board, if any, or the President shall have power as set forth in section 6.01 hereof, to call a special meeting of the shareholders at any time.

6.03 PLACE OF MEETINGS: Subject to the articles and any unanimous shareholder agreement, meetings of shareholders shall be held at such place in or outside Ontario as the directors determine or at the registered office of the Corporation.

6.04 NOTICE OF MEETINGS: Notice of the time and place of each meeting of shareholders shall be given in the manner provided in section 8.01 hereof not less than ten (10), nor more than fifty (50) days before the date of the meeting to each director, to the auditor and to each shareholder entitled to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the minutes of an earlier meeting, financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereof and shall state the text of any special resolution to be submitted to the meeting. A shareholder may in any manner and at any time waive notice of or otherwise consent to a meeting of shareholders.

6.05 LIST OF SHAREHOLDERS ENTITLED TO NOTICE: For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder.

6.06  RECORD DATES:

      (a) The directors may fix in advance a record date for the purpose of determining shareholders entitled to receive notice of a meeting of the shareholders, but the record date so fixed shall not be less than twenty-one (21) days or more than fifty (50) days prior to the date on which the meeting is to be held.

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                                     - 12 -

      (b) Where the directors do not fix a record date as provided in paragraph 6.06 (a) hereof, the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which notice is given, or if no notice is given, on the day on which the meeting is held. The record date for the determination of shareholders for any purpose other than to establish a shareholder's right to receive notice of a meeting or to vote shall be at the close of business on the day on which the directors pass the resolution relating thereto.

6.07 MEETINGS WITHOUT NOTICE: A meeting of shareholders may be held without notice at any time and place permitted by the Act:

      (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

      (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held.

      At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact.

6.08 CHAIRMAN, SECRETARY AND SCRUTINEERS: The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: Chairman of the Board, President or a Vice-President. If no such officer is present within fifteen (15) minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the Secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as Secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

6.09 PERSONS ENTITLED TO BE PRESENT: The only persons entitled to be present at a meeting of the shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

6.10 QUORUM: Subject to the Act, the articles and the provisions of any other by law of the Corporation, the quorum for the transaction of business at a meeting of shareholders shall be two (2) persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy for an absent shareholder so entitled, holding

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                                     - 13 -

or representing not less than fifty-one percent (51 %) of the issued shares entitled to vote at such meeting. No business shall be transacted at any meeting unless a quorum is present at the commencement of such business.

6.11 RIGHT TO VOTE: Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders in respect of which the Corporation has prepared the list referred to in section
6.05 hereof, every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name except to the extent that such person has transferred any of his shares after such record date and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, demands not later than one (1) day before the meeting that his name be included to vote the transferred shares at the meeting. In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting. Where a person holds shares as a personal representative, that person or his proxy is the person entitled to vote at all meetings of shareholders in respect of the shares so held by him.

6.12 PROXIES: Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders as the shareholder's nominee, to attend and act at the meeting in the manner, to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his duly appointed attorney and shall conform with the requirements of the Act.

6.13 TIME FOR DEPOSIT OF PROXIES: The board may, if authorized by resolution, specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than forty-eight (48) hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the Secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

6.14 JOINT SHAREHOLDERS: If two (2) or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two (2) or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

6.15 VOTES TO GOVERN: At any meeting of shareholders every question shall, unless otherwise required by the Act, the articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

6.16 SHOW OF HANDS: Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

6.17 BALLOTS: On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereof, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct except if the ballot be demanded on the election of a chairman or on the question or adjournment or termination, in which event the ballot shall be taken forthwith without adjournment. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

6.18 ADJOURNMENTS: If a meeting of shareholders is adjourned for less than thirty (30) days to a specific time and place, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given as for an original meeting.

6.19 RESOLUTION IN WRITING: A resolution in writing signed by all of the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or where representations in writing are submitted by an auditor in accordance with the Act.

6.20 ONLY ONE SHAREHOLDER: Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

                                  SECTION SEVEN

                              DIVIDENDS AND RIGHTS

7.01 DIVIDENDS: Subject to the provisions of the Act, the articles and any unanimous shareholder agreement, the directors may from time to time declare and the Corporation may pay dividends payable to the shareholders according to their respective rights and interests in the Corporation. Dividends may, subject to such provisions, be paid in money or property or by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation.

7.02 DIVIDEND CHEQUES: A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

7.03 NON-RECEIPT OF CHEQUES: In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

                                  SECTION EIGHT

                                     NOTICES

8.01 METHOD OF GIVING NOTICE: Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box and shall be deemed to have been received on the fifth day after so depositing; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The Secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information in writing submitted to him by the shareholder or his duly authorized or appointed representative or attorney. The recorded address of a director shall be his latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act, whichever is the more current.

8.02 NOTICE TO JOINT SHAREHOLDERS: If two (2) or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

8.03 COMPUTATION OF TIME: In computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the date of the meeting or other event shall be excluded.

8.4   UNDELIVERED NOTICES: If any notice given to a shareholder pursuant to section 8.01 is returned on three (3) consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

8.05 OMISSIONS AND ERRORS: The accidental or inadvertent omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

8.6 PERSONS ENTITLED BY OPERATION OF LAW: Every person who shall become entitled to any share by operation of law, transfer or any other means whatsoever, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

8.7   DECEASED SHAREHOLDER: Any notice given to a shareholder in accordance with section 8.01 shall, notwithstanding that such shareholder be then deceased and whether or not the Corporation has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with other persons) until some other person be entered in his stead in the records of the Corporation as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or other document on his heirs, executors or administrators and all persons (if any) interested with him in such shares.

8.08 WAIVER OF NOTICE: Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provisions of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner.

8.09 PROOF OF SERVICE: A certificate of any officer of the Corporation in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Corporation as to facts in relation to the mailing or delivery or service of any notice or other document to any shareholder, director, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

                                  SECTION NINE

                             EXECUTION OF DOCUMENTS

9.01 SIGNING OFFICERS: Deeds, transfers, assignments, contracts, obligations and instruments in writing requiring the signature of the Corporation may be signed by the President or a Vice-President or a director, together with the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer or another director. Notwithstanding this, the board may at any time and from time to time direct the manner in which and the person or persons by whom any particular deed, transfer, contract or obligation or any class of deeds, transfers, contracts or obligations may be signed.

9.02 SEAL: Any person authorized to sign any document may affix the corporate seal, if any, thereto.

9.03 MECHANICAL REPRODUCTION OF SIGNATURES: The signature or signatures of any officer or director of the Corporation and/or of any other officer or officers, person or persons appointed as aforesaid by resolution of the board of directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation and all contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation on which the signature or signatures of any of the foregoing officers, directors or persons shall be so reproduced as authorized by resolution of the board of directors, shall be deemed to have been manually signed by such officers, directors or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they bad been signed manually and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Corporation.

                                   SECTION TEN

                         FISCAL YEAR, REGISTERED OFFICE

10.1 FISCAL PERIOD: The fiscal period of the Corporation shall terminate on such day in each year as the board of directors may from time to time by resolution determine.

10.2  REGISTERED OFFICE: The Corporation may from time to time:

      (i) by resolution of the directors change the address of the registered office of the Corporation within the municipality or geographic township within Ontario specified in its articles; and

      (ii) by special resolution change the municipality or geographic township within Ontario in which its registered office is situated.

                                 SECTION ELEVEN

                         UNANIMOUS SHAREHOLDER AGREEMENT

11.01 UNANIMOUS SHAREHOLDER AGREEMENT: Notwithstanding any provision of this by-law but subject to the Act, in the event of the execution and delivery of a unanimous shareholder agreement providing inter alia, that the provisions thereof shall prevail in the event of a conflict with the by-laws of the Corporation, the provisions of such unanimous shareholder agreement shall supersede the conflicting provisions of the by-laws of the Corporation, and such conflicting provisions of such by-laws shall be deemed to be amended accordingly as and from the later of the effective date of such agreement and the date such by-laws are made.

                                 SECTION TWELVE

                                 EFFECTIVE DATE

12.01 EFFECTIVE DATE: This by-law is not effective until it is passed by the directors and confirmed by a majority of the votes cast at a special meeting of the shareholders of the Corporation duly called for that purpose, or such greater proportion of the votes cast as the articles provide or, in lieu of such confirmation, by the consent in writing of all the shareholders entitled to vote at such meeting.

            PASSED as of the 19th day of December, 1996.

            WITNESS the corporate seal of the Corporation.

/s/ Ronald L. Smith                           /s/ Wayne F. Taylor
-------------------------------               ----------------------------------
President - Ronald L. Smith                   Secretary - Wayne F. Taylor

                                  BY-LAW NO. 2

                  A by-law respecting the borrowing of money by

                         CINCINNATI MILACRON CANADA INC.

      BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of CINCINNATI MILACRON CANADA INC. (hereinafter called the "corporation") as follows:

      1.    The directors may from time to time;

            (a)   borrow money upon the credit of the Corporation

            (b) issue, reissue, sell or pledge debt obligations of the Corporation;

            (c) subject to Section 20 of the Business Corporations Act, R.S.O. 1990, c.B.16 (hereinafter called the "Act"), give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

            (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired to secure any debt obligations of the Corporation.

            The words "debt obligation" and "security interest" as used in this paragraph shall have the meanings provided in subsection 1(1) of the Act.

2. The directors may from time to time, by resolution, delegate to the President and the Secretary or to any two individuals (including the President or the Secretary), each of whom is an officer of the Corporation, all or any of the powers conferred on the directors by paragraph 1 of this by-law in the manner and on the terms authorized by the directors in such resolution.

3. The powers hereby conferred shall be deemed to be in supplement of and not in substitution for any powers, including without limitation, the power to delegate to a managing director or a committee of directors any of the powers of the directors in accordance with the provisions of Section 127 of the Act, to borrow money for the purposes of the Corporation possessed by its directors or officers independently of a borrowing by-law.

            PASSED as of the 19th day of December, 1996.

            WITNESS the corporate seal of the Corporation.

/s/ Ronald L. Smith                           /s/ Wayne F. Taylor
-------------------------------               ----------------------------------
President - Ronald L. Smith                   Secretary - Wayne F. Taylor